UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2009

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812)283-0724

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 2, 2009, First Savings Financial Group, Inc., the holding company for First Savings Bank, F.S.B. (the “Company”), announced that its Board of Directors has authorized a stock repurchase program to acquire up to 127,102 shares, or 5%, of the Company’s outstanding common stock.  The Company also announced that its Board of Directors has declared a special cash dividend of $0.08 per share on its outstanding common stock, payable on or about January 19, 2010 to stockholders of record as of the close of business on January 4, 2010.  For more information, reference is made to the press release dated December 2, 2009, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description

99.1	Press Release dated December 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST SAVINGS FINANCIAL GROUP, INC.

Dated: December 3, 2009	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer